UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2008

Strategic Diagnostics Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

111 Pencader Drive Newark, DE		19702
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(302) 456-6789

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 13, 2008, Francis M. DiNuzzo was appointed the Registrant’s President and Chief Executive Officer.  Mr. DiNuzzo had served in those capacities on an interim basis since June 6, 2008, after joining the Registrant in February 2008 as its Executive Vice President and Chief Commercial Officer.

In connection with his appointment, Mr. DiNuzzo and the Registrant entered into an employment agreement with a three year term, subject to one-year renewals thereafter.  The employment agreement is attached as Exhibit 99.1 hereto.  The description in this Item 5.02 is only a summary of the terms of the employment agreement, the entirety of which is incorporated herein by reference.

Under the employment agreement, Mr. DiNuzzo shall receive an annual base salary of $325,000, subject to annual increases.  Mr. DiNuzzo will also be eligible for annual bonus payments if certain performance goals and targets, established by the Compensation Committee of the Registrant’s Board of Directors in its sole discretion, are met. In addition, Mr. DiNuzzo was granted on October 13, 2008 an incentive stock option to purchase 250,000 shares of common stock of the Registrant (the “Common Stock”) with an exercise price of $1.50, which was the last reported sale price of the Common Stock on the NASDAQ Global Market on the date of grant.  This option is to become exercisable in equal annual installments over the four-year period commencing on the first anniversary of the date of grant, provided, however, that the option shall automatically accelerate and become fully exercisable upon the occurrence of a Change of Control (as defined in the Registrant’s 2000 Stock Incentive Plan ).  The employment agreement also provides that after termination of the agreement by Mr. DiNuzzo for good reason (as defined in the agreement) or by the Registrant without cause, Mr. DiNuzzo will be entitled to receive salary and benefits then in effect for 11 months following termination.

Mr. DiNuzzo joined the Registrant in February 2008 as Executive Vice President – Marketing and Chief Commercial Officer.  Prior to joining SDI, Mr. DiNuzzo spent 26 years at Agilent Technologies / Hewlett Packard.  He began his career in research and development in 1981 and advanced through a series of functional management over the next 18 years. In 1999, Mr. DiNuzzo became General Manager of Agilent’s  Chemical Solutions Business Unit where he had global responsibility for analytical equipment, consumables and service products serving the chemical, environmental, food and forensics markets. In 2001, Mr. DiNuzzo became General Manager of the Consumable and Services Business Unit, with global responsibility for all consumables and services across all Life Science and Chemical Analysis markets. In 2004, Mr. DiNuzzo became Vice President and General Manager of the Integrated Biology Solutions unit, a role where he formed a biotechnology business focused on Genomics, Proteomics and BioInformatics.  Mr. DiNuzzo holds B.S and M.S. degrees in Engineering with a minor in Business Administration from the University of New Hampshire.

There is no family relationship between Mr. DiNuzzo and any other executive officer or director of the Registrant, and there is no arrangement or understanding under which he was appointed.  There are no transactions to which the Registrant or any of its subsidiaries is a party and in which Mr. DiNuzzo has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Mr. DiNuzzo’s appointment is attached as Exhibit 99.2 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

99.1	Employment Agreement, dated as of October 13, 2008, between Strategic Diagnostics Inc. and Francis M. DiNuzzo.
99.2	Press Release, dated October 15, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.

October 16, 2008	By:	/s/ Stanley Fronczkowski
Name: Stanley Fronczkowski
Title: Vice President – Finance and Chief Financial Officer

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Employment Agreement, dated as of October 13, 2008, between Strategic Diagnostics Inc. and Francis M. DiNuzzo.
99.2	Press Release, dated October 15, 2008.